UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   -------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report
                       (Date of earliest event reported):

                                October 26, 2005
                    ----------------------------------------

                           THERMO ELECTRON CORPORATION
             (Exact name of Registrant as specified in its Charter)

                   Delaware                                  1-8002                                04-2209186
       (State or other jurisdiction of              (Commission File Number)            (I.R.S. Employer Identification
        incorporation or organization)                                                              Number)


              81 Wyman Street, P.O. Box 9046
                  Waltham, Massachusetts                                           02454-9046
         (Address of principal executive offices)                                  (Zip Code)

                                 (781) 622-1000
                         (Registrant's telephone number
                              including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

     This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-Looking Statements" in the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2005. These include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; dependence on customers that operate in cyclical industries; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations; dependence on customers' capital spending policies and government funding policies; use and protection of intellectual property; exposure to product liability claims in excess of insurance coverage; retention of contingent liabilities from businesses that the Registrant sold; realization of future savings from new productivity initiatives; implementation of the Registrant's branding strategy; implementation of strategies for improving internal growth; the effect of exchange rate fluctuations on international operations;
identification, completion and integration of new acquisitions and potential impairment of goodwill from previous acquisitions. While the Registrant may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, and, therefore, these forward-looking statements should not be relied upon as representing the Registrant's views as of any date subsequent to the date of this Current Report on Form 8-K.

Item 2.02 Results of Operations and Financial Condition.

     On October 26, 2005, the Registrant announced its financial results for the fiscal quarter ended October 1, 2005. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

         The information contained in this Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following Exhibit relating to Item 2.02 shall be deemed "furnished", and not "filed":

     99.1 Press Release dated October 26, 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 26th day of October, 2005.


                                THERMO ELECTRON CORPORATION


                                By:  /s/ Peter E. Hornstra
                                     ----------------------------------------
                                     Peter E. Hornstra
                                     Corporate Controller and Chief Accounting
                                     Officer

                                                                    Exhibit 99.1

[THERMO LOGO]
                                                                           News





FOR IMMEDIATE RELEASE
Media Contact Information:                      Investor Contact Information:
Lori Gorski                                     Kenneth J. Apicerno
Phone:    781-622-1242                          Phone:   781-622-1111
E-mail:   lori.gorski@thermo.com                E-mail:  ken.apicerno@thermo.com
          ----------------------                         -----------------------
Website:  www.thermo.com



        Thermo Electron Reports 25% Revenue Growth in Third Quarter 2005
                    Driven by New Products and Acquisitions

WALTHAM, Mass., October 26, 2005 - Thermo Electron Corporation (NYSE: TMO) today reported that revenues grew 25% to $679 million in the third quarter of 2005, compared with $542 million in 2004, including a 20% increase from acquisitions and no effect from currency translation. GAAP diluted earnings per share (EPS) were $.35 in the 2005 quarter, compared with $.65 in the year-ago period (which included a gain of $.39 from discontinued operations). GAAP operating income in 2005 increased 4%, and GAAP operating margin was 9.1%, versus 11.0% in 2004, due primarily to amortization of intangibles and costs from previously announced integration actions related to recent acquisitions.

Adjusted EPS grew 25% to $.40 in the third quarter of 2005, compared with $.32 in the year-ago quarter. Adjusted operating income increased 41%, and adjusted operating margin rose 160 basis points to 14.7%, versus 13.1% in 2004.

Adjusted EPS, adjusted operating income and adjusted operating margin are non-GAAP measures that exclude certain items detailed at the end of this press release under the heading "Use of Non-GAAP Financial Measures."

Third Quarter Highlights

o    Revenues grew 25%
o    Adjusted EPS increased 25%
o    Adjusted operating margin rose 160 basis points
o    Mass   spectrometry   portfolio   greatly   enhanced  through  new  product
     developments and strategic acquisition
o    Point of Care diagnostics business divested at quarter end

"We delivered another excellent quarter across the board, with significant growth in revenues, adjusted EPS and adjusted operating margin," said Marijn E. Dekkers, president and chief executive officer of Thermo Electron. "Our performance continues to be driven by the strength of new products and strategic acquisitions.

"Our focused R&D investments have led to a number of new product offerings this year, especially in mass spectrometry, where we are the clear technology leader. Our breakthrough LTQ Orbitrap(TM) mass spectrometer introduced last quarter is already contributing to growth. In the third quarter, we introduced three more mass spectrometry systems that enhance a range of laboratory processes - from drug discovery to earth sciences and environmental analysis. In addition, our recent acquisition of Ionalytics Corporation further broadens our portfolio with complementary ion-separation technologies.

"Our impressive results this quarter were also fueled by strategic acquisitions made earlier in the year - a record investment for Thermo that has created significant opportunities for growth. I'm pleased to report that we continue to make excellent progress with the integration of Kendro. In addition, we sold our Point of Care diagnostics business, which was not a strategic fit for the long term."

Mr. Dekkers added, "Based on our expectations for the fourth quarter, we are raising the low end of our adjusted EPS guidance for the year, and now expect to report from $1.51 to $1.54 in 2005, an increase of 21 to 23% over last year's $1.25. We expect to report an 18 to 19% increase in revenues for the full year, in the range of $2.61 to $2.63 billion." (This adjusted EPS guidance, which is a non-GAAP measure, excludes approximately $.11 of expense per quarter from the amortization of acquisition-related intangible assets for acquisitions completed through the third quarter of 2005 and certain other items detailed at the end of this press release under the heading "Use of Non-GAAP Financial Measures.")


Life and Laboratory Sciences

     The Life and Laboratory Sciences segment reported a 35% revenue increase in the third quarter of 2005 to $516 million, versus $383 million in 2004. GAAP operating income for the segment increased 3% in the 2005 quarter, and GAAP operating margin was 10.9%, versus 14.2% a year ago. Adjusted operating income grew 42% in the 2005 period, and adjusted operating margin increased to 17.1%, compared with 16.2% in 2004.


Measurement and Control

Revenues in the Measurement and Control segment increased to $163 million in the third quarter of 2005, compared with $159 million a year ago. GAAP operating income for the segment was flat versus the year-ago period, and GAAP operating margin was 8.9%, compared with 9.1% last year. Adjusted operating income rose 14% in the 2005 period, and adjusted operating margin increased to 12.3%, from 11.1% in 2004.


Use of Non-GAAP Financial Measures


In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS, adjusted operating income and adjusted operating margin, which exclude restructuring and other costs/income and amortization of acquisition-related intangible assets. Adjusted EPS and adjusted operating income also exclude certain other gains and losses, tax provisions/benefits related to the previous items, benefits from tax credit carryforwards and the impact of the resolution of significant tax audits. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We believe that the inclusion of such measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts.

Specifically:

We exclude costs and tax effects associated with restructuring activities, such as reducing overhead and consolidating facilities in connection with our recent Kendro acquisition. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs.

We exclude charges related to the sale of inventories revalued at the date of acquisition, as we believe these charges are not indicative of our normal operating costs.

We exclude the expense and tax effects associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 5 to 10 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

We also exclude certain gains/losses and related tax effects, benefits from tax credit carryforwards and the impact of the resolution of significant tax audits, which are either isolated or cannot be expected to occur again with any regularity or predictability and that we believe are not indicative of our normal operating gains and losses. We exclude gains/losses from the sale of our equity interests in Newport Corporation and Thoratec Corporation, as well as other items such as the sale of a business or real estate and the early retirement of debt. (We sold our remaining shares of Newport and Thoratec during the second quarter of 2005.)

Thermo's management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company's core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes.

The non-GAAP financial measures of Thermo's results of operations included in this press release are not meant to be considered superior to or a substitute for Thermo's results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables. Thermo's earnings guidance, however, is only provided on an adjusted basis. It is not feasible to provide GAAP EPS guidance because the items excluded, other than the amortization expense, are difficult to predict and estimate and are primarily dependent on future events, such as the impact of accounting principles not yet adopted and decisions concerning the location and timing of facility consolidations.


Conference Call

Thermo Electron will hold its earnings conference call today, October 26, at 9:00 a.m. Eastern time. To listen, dial 888-872-9028 within the U.S., or 973-633-6740 outside the U.S. You may also listen to the call live on the Web by visiting www.thermo.com. Click on "About Thermo," then "Investors." An audio archive of the call will be available in that section of our Web site until Friday, November 25, 2005. You will also find this press release, including the accompanying reconciliation of non-GAAP financial measures, under the heading "Press Releases," and related information under the heading "Financial Reports," in the Investors section of our Web site.

About Thermo Electron

Thermo Electron Corporation is the world leader in analytical instruments. Our instrument solutions enable our customers to make the world a healthier, cleaner and safer place. Thermo's Life and Laboratory Sciences segment provides analytical instruments, scientific equipment, services and software solutions for life science, drug discovery, clinical, environmental and industrial laboratories. Thermo's Measurement and Control segment is dedicated to providing analytical instruments used in a variety of manufacturing processes and in-the-field applications, including those associated with safety and homeland security. Based near Boston, Massachusetts, Thermo has revenues of more than $2.7 billion, and employs approximately 11,000 people in 30 countries. For more information, visit www.thermo.com.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-Looking Statements" in the company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2005. These include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; dependence on customers that operate in cyclical industries; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations; dependence on customers' capital spending policies and government funding policies; use and protection of intellectual property; exposure to product liability claims in excess of insurance coverage; retention of contingent liabilities from businesses we sold; realization of potential future savings from new productivity initiatives; implementation of our branding strategy; implementation of strategies for improving internal growth; the effect of exchange rate fluctuations on international operations; identification, completion and integration of new acquisitions and potential impairment of goodwill from previous acquisitions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.


                                       ###

Consolidated Statement of Income (unaudited)
                                                                                        Three Months Ended
                                                                    ---------------------------------------------------------------
                                                                           October 1, 2005                   October 2, 2004
                                                                    ---------------------------------------------------------------
(In thousands except per share amounts)                             Reported (a)    Adjusted (b)     Reported (a)     Adjusted (b)
-----------------------------------------------------------------------------------------------------------------------------------
Revenues                                                              $  679,411       $ 679,411       $  542,315       $ 542,315
                                                                    --------------   -------------   --------------   -------------
Costs and Operating Expenses:
   Cost of revenues (c)                                                  373,712         371,956          291,360         291,023
   Selling, general and administrative expenses                          168,754         168,754          147,346         147,346
   Amortization of acquisition-related intangible assets                  25,569             -              6,079             -
   Research and development expenses                                      38,784          38,784           32,874          32,874
   Restructuring and other costs, net (d)                                 10,482             -              5,035             -
                                                                    --------------   -------------   --------------   -------------
                                                                         617,301         579,494          482,694         471,243
                                                                    --------------   -------------   --------------   -------------

Operating Income                                                          62,110          99,917           59,621          71,072
Interest Income                                                            2,198           2,198            2,459           2,459
Interest Expense                                                          (8,307)         (8,307)          (2,677)         (2,677)
Other Income, Net                                                          3,358           3,358            2,689           2,689
                                                                    --------------   -------------   --------------   -------------

Income from Continuing Operations Before Income Taxes                     59,359          97,166           62,092          73,543
Provision for Income Taxes (e)                                           (18,762)        (31,836)         (19,451)        (21,125)
                                                                    --------------   -------------   --------------   -------------

Income from Continuing Operations                                         40,597          65,330           42,641          52,418
Loss from Discontinued Operations (includes income tax
  benefit of $541 in 2004)                                                   -               -               (940)            -
Gain on Disposal of Discontinued Operations (net of income tax provision
  of $11,456 in 2005; includes income tax benefit of $4,322 in 2004)      17,137             -             64,835             -
                                                                    --------------   -------------   --------------   -------------
Net Income                                                            $   57,734       $  65,330     $    106,536       $  52,418
                                                                    ==============   =============   ==============   =============

Earnings per Share from Continuing Operations:
    Basic                                                             $      .25                     $        .26
                                                                    ==============                   ==============
    Diluted                                                           $      .25                     $        .26
                                                                    ==============                   ==============
Earnings per Share:
    Basic                                                             $      .36                     $        .66
                                                                    ==============                   ==============
    Diluted                                                           $      .35       $     .40     $        .65       $     .32
                                                                    ==============   =============   ==============   =============
Weighted Average Shares:
    Basic                                                                161,794                          161,514
                                                                    ==============                   ==============
    Diluted                                                              165,635         165,635          165,570         165,570
                                                                    ==============   =============   ==============   =============



(a) Reported results were determined in accordance with U.S. generally accepted accounting principles (GAAP).
(b) Adjusted results are non-GAAP measures and exclude charges to cost of revenues (note c), amortization of acquisition-related intangible assets, restructuring and other costs/income (note d), the tax consequences of these items (note e) and results of discontinued operations.
(c) Reported results in 2005 include $1,374 of charges for the sale of inventories revalued at the date of acquisition and $382 of charges for accelerated depreciation on manufacturing equipment being abandoned due to facility consolidations. Reported results in 2004 include $276 of charges for accelerated depreciation on manufacturing equipment being abandoned due to facility consolidations and $61 of charges for the sale of inventories revalued at the date of acquisition.
(d) Reported results in 2005 and 2004 include restructuring and other items consisting principally of severance and abandoned facility and other expenses of real estate consolidation.
(e) Adjusted provision for income taxes excludes $13,074 and $1,674 of incremental tax benefit in 2005 and 2004, respectively, for the items in
     (b) through (d).


Segment Data (f)(g)(h)(k)                                                                                Three Months Ended
                                                                                          -----------------------------------------
(In thousands except percentage amounts)                                                         October 1, 2005   October 2, 2004
-----------------------------------------------------------------------------------------------------------------------------------
Life and Laboratory Sciences
  Revenues                                                                                           $    516,047     $    383,162
                                                                                                    --------------   --------------
  GAAP Operating Income                                                                                    56,200           54,508
  Cost of Revenue Charges (i)                                                                               1,142              276
  Restructuring and Other Items (j)                                                                         6,823            2,127
  Amortization of Acquisition-related Intangible Assets                                                    24,098            5,183
                                                                                                    --------------   --------------
  Adjusted Operating Income                                                                          $     88,263     $     62,094
                                                                                                    --------------   --------------
  GAAP Operating Margin                                                                                     10.9%            14.2%
  Adjusted Operating Margin                                                                                 17.1%            16.2%


Measurement and Control
  Revenues                                                                                           $    163,364     $    159,153
                                                                                                    --------------   --------------
  GAAP Operating Income                                                                                    14,555           14,533
  Cost of Revenue Charges (i)                                                                                 614               61
  Restructuring and Other Items (j)                                                                         3,445            2,102
  Amortization of Acquisition-related Intangible Assets                                                     1,470              895
                                                                                                   ---------------   --------------
  Adjusted Operating Income                                                                          $     20,084     $     17,591
                                                                                                    --------------   --------------
  GAAP Operating Margin                                                                                      8.9%             9.1%
  Adjusted Operating Margin                                                                                 12.3%            11.1%

Consolidated (including Corporate Costs)
  Revenues                                                                                           $    679,411     $    542,315
                                                                                                    --------------   --------------
  GAAP Operating Income                                                                                    62,110           59,621
  Cost of Revenue Charges (i)                                                                               1,756              337
  Restructuring and Other Items (j)                                                                        10,482            5,035
  Amortization of Acquisition-related Intangible Assets                                                    25,569            6,079
                                                                                                    --------------   --------------
  Adjusted Operating Income                                                                          $     99,917     $     71,072
                                                                                                    --------------   --------------
  GAAP Operating Margin                                                                                      9.1%            11.0%
  Adjusted Operating Margin                                                                                 14.7%            13.1%


(f) GAAP operating income and GAAP operating margin were determined in accordance with U.S. generally accepted accounting principles.
(g) Adjusted operating income and adjusted operating margin are non-GAAP measures and exclude the items in notes (c) and (d) and amortization of acquisition-related intangible assets.
(h) Depreciation expense in 2005 was $8,190 at Life and Laboratory Sciences, $2,803 at Measurement and Control and $12,340 Consolidated. Depreciation expense in 2004 was $7,188 at Life and Laboratory Sciences, $2,195 at Measurement and Control and $10,204 Consolidated.
(i)  Includes items described in note (c).
(j)  Includes items described in note (d).
(k)  Book-to-bill ratio was 1.01 in the third quarter of 2005.


Consolidated Statement of Income (unaudited)
                                                                                        Nine Months Ended
                                                                    ---------------------------------------------------------------
                                                                      October 1, 2005                  October 2, 2004
                                                                    ------------------------------   ------------------------------
(In thousands except per share amounts)                               Reported (a)    Adjusted (b)     Reported (a)     Adjusted (b)
-----------------------------------------------------------------------------------------------------------------------------------

Revenues                                                              $ 1,892,240     $1,892,240       $1,592,656       $1,592,656
                                                                    --------------   -------------   --------------   -------------
Costs and Operating Expenses:
   Cost of revenues (c)                                                 1,039,852      1,026,631          861,956          858,875
   Selling, general and administrative expenses                           498,325        498,325          434,963          434,963
   Amortization of acquisition-related intangible assets                   52,092            -             15,529              -
   Research and development expenses                                      114,544        114,544           99,735           99,735
   Restructuring and other costs, net (d)                                  12,427            -              9,008              -
                                                                    --------------   -------------   --------------   -------------
                                                                        1,717,240      1,639,500        1,421,191        1,393,573
                                                                    --------------   -------------   --------------   -------------
Operating Income                                                          175,000        252,740          171,465          199,083
Interest Income                                                             8,125          8,125            6,045            6,045
Interest Expense                                                          (18,749)       (18,749)          (8,100)          (8,100)
Other Income, Net (e)                                                      36,681          9,087           17,795            8,181
                                                                    --------------   -------------   --------------   -------------
Income from Continuing Operations Before Income Taxes                     201,057        251,203          187,205          205,209
Provision for Income Taxes (f)                                            (58,117)       (76,607)         (54,320)         (59,032)
                                                                    --------------   -------------   --------------   -------------

Income from Continuing Operations                                         142,940        174,596          132,885          146,177
Income from Discontinued Operations (includes income tax
  benefit of $36,321 in 2004)                                                 -              -             43,018              -
Gain on Disposal of Discontinued Operations (net of income tax provision
  of $15,728 in 2005; includes income tax benefit of $4,322 in 2004)       23,873            -             64,835              -
                                                                    --------------   -------------   --------------   -------------
Net Income                                                            $   166,813     $  174,596       $  240,738       $  146,177
                                                                    ==============   =============   ==============   =============
Earnings per Share from Continuing Operations:
    Basic                                                             $       .89                      $      .81
                                                                    ==============                   ==============
    Diluted                                                           $       .87                      $      .79
                                                                    ==============                   ==============
Earnings per Share:
    Basic                                                             $      1.03                      $     1.47
                                                                    ==============                   ==============
    Diluted                                                           $      1.02     $     1.07       $     1.43       $      .87
                                                                    ==============   =============   ==============   =============
Weighted Average Shares:
    Basic                                                                 161,335                         164,097
                                                                    ==============                   ==============
    Diluted                                                               165,008        165,008          168,696          168,696
                                                                    ==============   =============   ==============   =============


(a) Reported results were determined in accordance with U.S. generally accepted accounting principles (GAAP).
(b) Adjusted results are non-GAAP measures and exclude charges to cost of revenues (note c), amortization of acquisition-related intangible assets, restructuring and other costs/income (note d), certain other income/expense (note e), the tax consequences of these items (note f) and results of discontinued operations.
(c) Reported results in 2005 and 2004 include $13,221 and $3,081, respectively, of charges primarily for the sale of inventories revalued at the date of acquisition.
(d) Reported results in 2005 include restructuring and other items consisting principally of severance, abandoned facility and other expenses of real estate consolidation and net gains on the sale of buildings. Reported results in 2004 include restructuring and other items consisting principally of severance, abandoned facility and other expenses of real estate consolidation, gain on the sale of a business and legal/advisory fees associated with a reorganization of the company's non-U.S. subsidiary structure.
(e) Reported results include $27,594 and $9,614 of net gains from the sale of shares of Newport Corporation and Thoratec Corporation in 2005 and Thoratec Corporation in 2004, respectively.
(f) Adjusted provision for income taxes excludes $18,490 and $3,812 of incremental tax benefit in 2005 and 2004, respectively, for the items in
     (b) through (e) and $900 in 2004 of tax benefit resulting from a reorganization of the company's subsidiary structure in Europe.


Segment Data (g)(h)(i)                                                                                   Nine Months Ended
                                                                                           ----------------------------------------
(In thousands except percentage amounts)                                                         October 1, 2005   October 2, 2004
-----------------------------------------------------------------------------------------------------------------------------------
Life and Laboratory Sciences
  Revenues                                                                                             $1,396,814       $1,118,451
                                                                                                     --------------   -------------
  GAAP Operating Income                                                                                   157,105          154,636
  Cost of Revenue Charges (j)                                                                              12,374            2,897
  Restructuring and Other Items (k)                                                                         4,929            2,769
  Amortization of Acquisition-related Intangible Assets                                                    48,485           13,289
                                                                                                     --------------   -------------
  Adjusted Operating Income                                                                            $  222,893       $  173,591
                                                                                                     --------------   -------------
  GAAP Operating Margin                                                                                     11.2%            13.8%
  Adjusted Operating Margin                                                                                 16.0%            15.5%

Measurement and Control
  Revenues                                                                                             $  495,426       $  474,205
                                                                                                     --------------   -------------
  GAAP Operating Income                                                                                    45,008           41,131
  Cost of Revenue Charges (j)                                                                                 847              184
  Restructuring and Other Items (k)                                                                         6,647            4,623
  Amortization of Acquisition-related Intangible Assets                                                     3,604            2,238
                                                                                                     --------------   -------------
  Adjusted Operating Income                                                                            $   56,106       $   48,176
                                                                                                     --------------   -------------
  GAAP Operating Margin                                                                                      9.1%             8.7%
  Adjusted Operating Margin                                                                                 11.3%            10.2%

Consolidated (including Corporate Costs)
  Revenues                                                                                             $1,892,240       $1,592,656
                                                                                                     --------------   -------------
  GAAP Operating Income                                                                                   175,000          171,465
  Cost of Revenue Charges (j)                                                                              13,221            3,081
  Restructuring and Other Items (k)                                                                        12,427            9,008
  Amortization of Acquisition-related Intangible Assets                                                    52,092           15,529
                                                                                                     --------------   -------------
  Adjusted Operating Income                                                                            $  252,740       $  199,083
                                                                                                     --------------   -------------
  GAAP Operating Margin                                                                                      9.2%            10.8%
  Adjusted Operating Margin                                                                                 13.4%            12.5%


(g) GAAP operating income and GAAP operating margin were determined in accordance with U.S. generally accepted accounting principles.
(h) Adjusted operating income and adjusted operating margin are non-GAAP measures and exclude the items in notes (c) and (d) and amortization of acquisition-related intangible assets.
(i) Depreciation expense in 2005 was $22,733 at Life and Laboratory Sciences, $7,264 at Measurement and Control and $33,252 Consolidated. Depreciation expense in 2004 was $22,169 at Life and Laboratory Sciences, $7,273 at Measurement and Control and $31,864 Consolidated.
(j)  Includes items  described in note (c). (k) Includes items described in note
     (d).


Condensed Consolidated Balance Sheet (unaudited)


(In thousands)                                                                                   October 1, 2005     Dec. 31, 2004
-----------------------------------------------------------------------------------------------------------------------------------
Current Assets:
  Cash and cash equivalents                                                                            $  193,459       $  326,886
  Short-term available-for-sale investments                                                                 8,690          185,369
  Accounts receivable, net                                                                                521,381          469,553
  Inventories                                                                                             395,559          336,711
  Other current assets                                                                                    142,737          151,135
                                                                                                     --------------   -------------
                                                                                                        1,261,826        1,469,654
                                                                                                     --------------   -------------
Property, Plant and Equipment, Net                                                                        288,212          261,041
                                                                                                     --------------  --------------
Acquisition-related Intangible Assets                                                                     476,867          158,577
                                                                                                     --------------  --------------
Other Assets                                                                                              178,543          174,428
                                                                                                     --------------  --------------
Goodwill                                                                                                1,940,397        1,513,025
                                                                                                     --------------  --------------
                                                                                                       $4,145,845       $3,576,725
                                                                                                     ==============  ==============

Current Liabilities:
  Short-term obligations and current maturities of long-term obligations                               $  167,415       $   15,017
  Other current liabilities                                                                               526,539          521,159
  Current liabilities of discontinued operations                                                           36,962           42,552
                                                                                                     --------------   -------------
                                                                                                          730,916          578,728
                                                                                                     --------------  --------------
Long-term Deferred Income Taxes and Other Long-term Liabilities                                           181,621          106,377
                                                                                                     --------------  --------------
Long-term Obligations:
  Senior notes                                                                                            383,269          135,232
  Subordinated convertible obligations                                                                     77,234           77,234
  Other                                                                                                    11,593           13,604
                                                                                                     --------------  --------------
                                                                                                          472,096          226,070
                                                                                                     --------------  --------------
Total Shareholders' Equity                                                                              2,761,212        2,665,550
                                                                                                     --------------  --------------
                                                                                                       $4,145,845       $3,576,725
                                                                                                     ==============  ==============